Exhibit 10.11

AMYRIS BIOTECHNOLOGIES, INC.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED STRATEGIC ADVISORY SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED STRATEGIC ADVISORY SERVICES AGREEMENT, by and between Amyris Biotechnologies, Inc., a California corporation (the “Company”), and Lit Tele LLC, a Delaware limited liability company (“Lit Tele”), is dated as of February 11, 2010 (this “Amendment”), and amends that certain Amended and Restated Strategic Advisory Services Agreement, by and between the Company and Lit Tele, dated as of July 31, 2009 (the “Agreement”). Capitalized terms used and not defined herein shall have those meanings given to them in the Agreement.

WHEREAS, the Company and Lit Tele entered into the Agreement in connection with the sale and issuance of shares of the Company’s Series C Preferred Stock pursuant to that certain Series C Preferred Stock Purchase Agreement dated as of July 31, 2009 (the “Purchase Agreement”);

WHEREAS, in consideration of Lit Tele entering into the Purchase Agreement and in order to clarify the number of warrants Lit Tele is eligible to receive under the Agreement, the parties have agreed to enter into this Amendment; and

WHEREAS, this Amendment has been signed and delivered by the Company and Lit Tele as set forth in Section 7(b) of the Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.         Amendment to Section 2(a)(ii).  Section 2(a)(ii) of the Agreement is hereby amended and restated to read in its entirety as follows:

“An additional grant of 126,272 RSUs (the “Additional RSU Grant,” and together with the Initial RSU Grant, the “RSU Grants”). The Additional RSU Grant shall vest, except as specified under Sections 6(b) and 6(c) herein, in accordance with the terms and conditions set forth in the Restricted Stock Unit Issuance Agreement attached hereto as Exhibit A.

Such RSU Grants shall be inclusive of all fees and expenses and, except as set forth below or otherwise agreed by Amyris in writing, shall be Lit Tele’s sole compensation for rendering the Strategic Advisory Services to Amyris. The parties hereto intend that the RSU Grants shall be without withholding or deduction for any U.S. tax.”

2.         Full Force and Effect.  Except as expressly modified by this Amendment, the terms of the Agreement remain in full force and effect.

3.         Consent to this Amendment.  The execution of this Amendment by the Company and Lit Tele shall be deemed, for purposes of Section 7(b) of the Agreement, to be their mutual written consent to amend the Agreement as set forth therein.

4.         Governing Law.  This Amendment shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state, without regard to any conflicts of laws provisions. For purposes of Brazilian conflict of law rules, the Parties acknowledge and agree that the Company is the proponent of the transaction embodied herein.

5.         Counterparts.  This Amendment may be executed in two or more counterparts, including counterparts transmitted by facsimile, other electronic transmission or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.         Successors and Assigns.  Neither this Amendment nor any right hereunder or interest herein may be assigned or transferred by Lit Tele without the express prior written consent of an officer of the Company. This Amendment will be binding upon Lit Tele’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

7.         Prevailing Party.  If any action at law or in equity is necessary to enforce or interpret the terms of this Amendment, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements, in addition to any other relief to which the party may be entitled

8.         Entire Agreement.  This Amendment and the Agreement, along with the Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein and therein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Strategic Advisory Services Agreement as of the date first above written.

COMPANY: AMYRIS BIOTECHNOLOGIES, INC.

By:	/s/ John G. Melo
John G. Melo Chief Executive Officer

Address:	5885 Hollis Street, Ste. 100 Emeryville, CA 94608

AMENDMENT NO. 1 TO AMENDED AND RESTATED STRATEGIC ADVISORY SERVICES AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Strategic Advisory Services Agreement as of the date first above written.

LIT TELE: LIT TELE LLC

By:	/s/ Fernando Reinach
Fernando C. Reinach Authorized Signatory

Address:	3411 Silverside Road Rodney Building #104 Wilmington, DE 19810

AMENDMENT NO. 1 TO AMENDED AND RESTATED STRATEGIC ADVISORY SERVICES AGREEMENT

SIGNATURE PAGE

EXHIBIT A

Form of Restricted Stock Unit Agreement

AMYRIS BIOTECHNOLOGIES, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

1.   Grant of Restricted Stock Units.  The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units. Each Restricted Stock Unit which vests pursuant to the vesting schedule set forth below shall entitle Participant to receive one share of Common Stock on the specified issuance date. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the date on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

AWARD SUMMARY

Participant:	Lit Tele LLC

Award Date:	February 11, 2010

Number of Shares Subject to Award:

The maximum number of shares of Common Stock subject to this Award is 126,272 (the “Shares”). However, the actual number of shares of Common Stock issuable pursuant to this Award shall be determined in accordance with the Vesting Schedule set forth below.

Vesting Schedule:

31,568 of the Shares shall vest on the following dates, provided Participant remains in the Corporation’s Service through each such vesting date: December 31, 2009; March 31, 2010; June 30, 2010; and September 30, 2010. However, the Shares may be subject to accelerated vesting in whole or in part in accordance with the provisions of Paragraph 5 of this Agreement.

Issuance Schedule

Each Share in which Participant vests in accordance with the Vesting Schedule shall be issued, subject to Paragraph 8 of this Agreement and the Corporation’s collection of all applicable Withholding Taxes, on the date that particular Share vests (the “Issuance Date”) or as soon after that scheduled Issuance Date as administratively practicable. The Shares which vest pursuant to Paragraph 5 of this Agreement shall be issued in accordance with the provisions of such Paragraph. In addition, any issued Shares shall be subject to the transfer restrictions of this Agreement.

In no event shall any fractional shares be issued. Accordingly the total number of Shares to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole Share.

2.  Limited Transferability.  Prior to actual receipt of the Shares which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying Shares; however, the foregoing shall not apply to any transfer of interest in the Award or the underlying shares without consideration to any person or entity, directly or indirectly, controlling, controlled by or under common control with, the Participant, provided that (A) the Participant shall inform the Corporation of such transfer prior to effecting it and (B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were the original participant hereunder. Any issued Shares shall be subject to the restrictions of Paragraphs 9 and 10 of this Agreement. In addition, Participant shall make no disposition of any issued Shares unless and until there is compliance with all of the following requirements: (i) Participant shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition; (ii) Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Shares; and (iii) Participant shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

3.  Cessation of Service.  Should Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units. Should Participant’s Service terminate by reason of Misconduct, then this Award will be immediately cancelled with respect to all the Restricted Stock Units subject to such Award, whether vested or unvested at the time, and Participant shall thereupon cease to have any right or entitlement to receive any Shares under this Award and the cancelled Restricted Stock Units.

4.  Stockholder Rights.  The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes.

5.  Change of Control.

(a) Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash incentive program of the successor entity which preserves the Fair Market Value of the unvested shares of Common Stock subject to the Award at the time of the Change in Control and provides for subsequent payout of that value in accordance with the vesting schedule applicable to the Award. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash incentive program, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.

(b) In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award shall be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or parent entity) may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time and with Participant’s prior written consent, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided the substituted common stock is readily tradable on an established U.S. securities exchange or market.

(c) If the Restricted Stock Units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash incentive program under Section 6(a), then those units will vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units will be issued immediately upon such vesting (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control), subject to the Corporation’s collection of the applicable Withholding Taxes.

(d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.  Adjustment in Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7.  Compliance with Laws and Regulations.  The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.

8.  Representations.  At the time of issuance of the Shares, Participant shall, if required by the Corporation, deliver to the Corporation Participant’s Investment Representation Statement in the form attached hereto as Exhibit A.

9.  Market Stand-Off.

(a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any issued Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Corporation’s initial public offering.

(b) Participant shall be subject to the Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

(c) Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the issued Shares shall be immediately subject to the Market Stand-Off, to the same extent the issued Shares are at such time covered by such provisions.

(d) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the issued Shares until the end of the applicable stand-off period.

10.  Right of First Refusal

(a)  Grant.    The Corporation is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Shares. For purposes of this Section 10, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Shares intended to be made by Participant.

(b)  Notice of Intended Disposition.    In the event Participant desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Participant shall promptly (i) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions of this Agreement.

(c)  Exercise of the First Refusal Right.    The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Participant consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Participant prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Participant and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Participant and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Participant and the Corporation. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

(d)  Non-Exercise of the First Refusal Right.    In the event the Exercise Notice is not given to Participant prior to the expiration of the twenty-five (25)-day exercise period, Participant shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Paragraphs 2, 9 and 11 of this Agreement. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Paragraphs 2, 9 and 11, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Paragraphs 2, 9 and 11. In the event Participant does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Participant until such right lapses.

(e) Partial Exercise of the First Refusal Right. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Participant shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Participant’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i)        sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Section 10(d), as if the Corporation did not exercise the First Refusal Right; or

(ii) sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 10(c). The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Participant’s failure to deliver timely notification to the Corporation shall be deemed to be an election by Participant to sell the Target Shares pursuant to alternative (i) above.

(f) Recapitalization/Reorganization.

(i)        Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the issued Shares shall be immediately subject to the First Refusal Right, but only to the extent the issued Shares are at the time covered by such right.

(ii)        In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the issued Shares in consummation of the Reorganization, but only to the extent the issued Shares are at the time covered by such right.

(g) Lapse. The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least twenty million dollars ($20,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

(h)  No Waiver.    The failure of the Corporation in any instance to exercise the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(i)  Cancellation of Shares.    If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(j)    Exempted Transfers.    Notwithstanding the foregoing, the First Refusal Right of the Corporation set forth in this Section 10 shall not apply to any transfer without consideration to any person or entity, directly or indirectly, controlling, controlled by or under common control with the Participant; provided that (A) the Participant shall inform the Corporation of such transfer prior to effecting it and (B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were the original participant hereunder. Such transferred Shares shall remain “Shares” hereunder, and such transferee shall be treated as the “Participant” for purposes of this Agreement.

11.  Restrictive Legends and Refusal to Transfer.

(a) The stock certificates for the Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a ‘no action’ letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated July 31, 2009, between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

(b) The Corporation shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

12. Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant and Participant’s assigns.

14. Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

15. Employment at Will.  Nothing in this Agreement shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

16. Participant Undertaking.  Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the issued Shares pursuant to the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

AMYRIS BIOTECHNOLOGIES, INC.

By:

Title:

LIT TELE LLC, PARTICIPANT

Signature:

Title:

Signature:

Title:

Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B. Award shall mean the award of Restricted Stock Units made to Participant pursuant to the terms of this Agreement.

C. Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Section 1 of the Agreement.

D. Board shall mean the Corporation’s Board of Directors.

E. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)        a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)        a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

(iii)        the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

F. Code shall mean the Internal Revenue Code of 1986, as amended.

G. Common Stock shall mean shares of the Corporation’s common stock.

H. Corporation shall mean Amyris Biotechnologies, Inc., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of Amyris Biotechnologies, Inc.

I. Disposition Notice shall have the meaning assigned to such term in Section 10(b).

J. Exercise Notice shall have the meaning assigned to such term in Section 10(c).

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)        If the Common Stock is at the time traded on the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)        If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)        If the Common Stock is not at the time neither listed on any Stock Exchange, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

L. First Refusal Right shall have the meaning assigned to such term in Section 10.

M. Market Stand-Off shall mean the market stand-off restriction specified in Section 9.

N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Participant or Participant’s agents, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Participant or its agents adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any optionee, participant or other person in the service of the Corporation (or any Parent or Subsidiary).

O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

P. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Q. Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

R. Reorganization shall mean any of the following transactions:

(i)        a merger or consolidation in which the Corporation is not the surviving entity,

(ii)        a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii)        a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

(iv)        any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

S. Restricted Stock Unit shall mean each unit subject to this Award which shall entitle Participant to receive one share of Common Stock at a designated time following the vesting of that unit.

T. Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) pursuant to the Amended and Restated Advisory Services Agreement between the Corporation and Participant dated July 31, 2009. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Participant no longer performs services in the foregoing capacity for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity.

U. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

V. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. Target Shares shall have the meaning assigned to such term in Section 10(b).

X. Withholding Taxes shall mean the employment taxes, social security taxes, social insurance, payroll taxes, contributions, payment on account obligations, national taxes and other applicable taxes and payments required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock under the Award or the issuance of shares of Common Stock under the Award.

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

Participant:

Corporation:

Security:	_______________ shares of Common Stock (“Shares”)

Date:

Representations: In connection with the issuance of the Shares, Participant hereby represents to the Corporation as follows:

(i)        The Shares have not been registered under the 1933 Act and are being issued to Participant in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act. Participant hereby confirms that Participant has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.

(ii)        Participant is acquiring the Shares solely for investment purposes for Participant’s own account, and not as a nominee or agent and with no present intention of distributing, reselling, granting any participation in or otherwise distributing any of the Shares or any interest therein other than pursuant to the 1933 Act. Participant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participating interest in, any of the Shares.

(iii)        Participant is aware of the Corporation’s business affairs and financial condition and has been furnished with, and has had access to, such information as Participant considers necessary or appropriate for deciding whether to invest in the Shares. Participant has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Shares.

(iv)        Participant understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Participant must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Participant acknowledges that the Corporation has no obligation to register or qualify the Shares for resale. Participant further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Corporation which are outside of Participant’s control, and which the Corporation is under no obligation to and may not be able to satisfy.

(v)        Participant understands that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any governmental agency.

(vi)        Participant understands that the Shares are subject to certain restrictions on transfer set forth in the Restricted Stock Unit Agreement between the Corporation and Participant dated as of [                        ], 20[    ] (the “Agreement”).

(vii)        Participant is able to fend for itself in the transactions contemplated by the Agreement, can bear the economic risk of investment in the Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Shares.

(viii)        If Participant is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), Participant represents that it has satisfied itself to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares, including the legal requirements within its jurisdiction for the purchase of the Shares, any foreign exchange restrictions applicable to such purchase, any governmental or other consents that may need to be obtained and any income tax and other tax consequences, if any, that may be relevant to the purchase, holding, sale or transfer of the Shares. Participant’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Participant’s jurisdiction.

(ix)        Participant has read the following definition of “Accredited Investor” from Rule 501 of Regulation D and certifies that Participant is an “Accredited Investor:”

Accredited Investor. “Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

•        Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000

•        Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

•         Any bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended, (the “Act”) or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small

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Business Investment Act of 1958; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors

•        any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives)

•        Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000

•        Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer

•        Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii)

•        Any entity in which all of the equity owners are accredited investors

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